Exhibit 99.1

Veeva Announces Fiscal 2015 Second Quarter Results

Total Revenues of $75.7M, up 53% Year-over-year; Subscription Services Revenue of $56.6M, up 66% Year-over-year

PLEASANTON, Calif.--(BUSINESS WIRE)--August 28, 2014--Veeva Systems Inc. (NYSE:VEEV), a leading provider of industry cloud solutions for life sciences, today announced results for its fiscal second quarter ended July 31, 2014.

“Veeva’s commitment to the customer provides us with a considerable strategic advantage and is fueling our growth,” said CEO Peter Gassner. “With a foundation of customer success and innovative solutions that deliver measurable impact and significant time to value, we are well positioned for the tremendous industry cloud opportunity that lies ahead.”

Fiscal 2015 Second Quarter Results:

  Revenues: Total revenues for the second quarter were $75.7 million, up from $49.6 million one year ago, an increase of 53% year-over-year. Subscription services revenues for the second quarter were $56.6 million, up from $34.1 million one year ago, an increase of 66% year-over-year.
  Operating income and non-GAAP operating income(1): Second quarter operating income was $16.8 million, compared to $9.8 million one year ago, an increase of 71% year-over-year. Non-GAAP operating income for the second quarter was $20.8 million, compared to $11.1 million one year ago, an increase of 88% year-over-year.
  Net income and non-GAAP net income(1): Second quarter net income was $9.6 million, compared to $6.0 million one year ago, an increase of 60% year-over-year. Non-GAAP net income for the second quarter was $12.4 million, compared to $7.3 million one year ago, an increase of 69% year-over-year.
  Net income per share and non-GAAP net income per share(1): For the second quarter, fully diluted net income per share was $0.07, while non-GAAP fully diluted net income per share was $0.09.

“Our financial results were exceptional this quarter and we're seeing continued momentum in the business,” said CFO Tim Cabral. “Therefore, we are raising our annual revenues guidance by over $20 million and expect to cross the $300 million mark in total revenues this fiscal year.”

Recent Highlights:

  Moving the Industry to Multichannel CRM – In the quarter, Veeva saw particular strength with Veeva CRM deployments globally, added 10 new Veeva CRM Approved Email customers, and signed its first customer to Veeva CRM Engage, Veeva's cloud-based online detailing platform.
  Momentum in Veeva Vault – Veeva made great progress with Veeva Vault, a next-generation regulated content management solution, adding more than 10 new customers in the quarter, including the second Top 10 pharma customer for Vault eTMF, Veeva’s solution for the management of clinical trial content.
  Veeva Network Goes Global – Veeva delivered the first single-instance global customer master solution with Veeva Network Version 3. This new global capability generated strong interest and prompted some early customers to expand their use of Network across multiple countries.

Financial Outlook:

Veeva is providing guidance for its fiscal third quarter ending October 31, 2014 as follows:

  Total revenues between $78 and $79 million.
  Non-GAAP operating income between $19 and $20 million.
  Non-GAAP fully diluted net income per share of $0.08.

Veeva is updating guidance for its fiscal year ending January 31, 2015 as follows:

  Total revenues between $300 and $303 million, versus our prior guidance of $277 to $282 million.
  Non-GAAP operating income between $73 and $76 million, versus our prior guidance of $58 to $63 million.
  Non-GAAP fully diluted net income per share between $0.30 and $0.31, versus our prior guidance of $0.26 to $0.28.

Conference Call Information

What:	Veeva’s Fiscal 2015 Second Quarter Results Conference Call
When:	Thursday, August 28, 2014
Time:	1:30 p.m. PT (4:30 p.m. ET)
Live Call:	1-877-201-0168, domestic
1-647-788-4901, international
Conference ID 8534 8607
Webcast:	ir.veeva.com

(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the sections titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.

About Veeva Systems

Veeva Systems Inc. is a leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva has more than 200 customers, ranging from the world's largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices in Europe, Asia, and Latin America. For more information, visit www.veeva.com.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding the market opportunity in industry cloud, Veeva's future financial outlook and financial performance, market growth, the benefits from the use of Veeva's solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva's expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) adverse changes in general economic or market conditions, particularly in the life sciences industry; (ii) delays or reductions in information technology spending, particularly in the life sciences industry, including as a result of mergers in the life sciences industry; (iii) dependence on revenues from our Veeva CRM solution, and the rate of adoption of our new products; (iv) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (v) our ability to manage our growth effectively; (vi) our limited operating history, which makes it difficult to predict future results; (vii) the development of the market for enterprise cloud services, particularly in the life sciences industry; (viii) acceptance of our applications and services by customers, including renewals of existing subscriptions and purchases of subscriptions for additional users and solutions; (ix) breaches in our security measures, unauthorized access to our customers’ data, or system availability or performance problems associated with our data centers or computing infrastructure; (x) our expectation that the future growth rate of our revenues will decline, and that as our costs increase, we may not be able to generate sufficient revenues to sustain the level of profitability we have achieved in the past or achieve profitability in the future; (xi) loss of one or more key customers; and (xii) changes in sales that may not be immediately reflected in our results due to our subscription model.

Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s filing on Form 10-Q for the period ended April 30, 2014, which is available on the company’s website at www.veeva.com under the Investors section and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	July 31,	January 31,
	2014	2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$140,116	$262,507
Short-term investments	210,086	25,625
Accounts receivable, net	61,897	58,433
Deferred income taxes	2,075	2,075
Income tax receivable	4,840	1,389
Other current assets	3,991	3,703
Total current assets	423,005	353,732
Property and equipment, net	27,025	2,445
Capitalized internal-use software, net	1,428	1,585
Goodwill	4,850	4,850
Intangible assets, net	5,727	6,551
Other long-term assets	2,206	1,145
Total assets	$464,241	$370,308

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,798	$2,117
Accrued compensation and benefits	6,975	8,750
Accrued expenses and other liabilities	8,249	7,931
Income tax payable	932	439
Deferred revenue	85,303	67,380
Total current liabilities	103,257	86,617
Deferred income taxes, noncurrent	1,698	1,698
Other long-term liabilities	1,899	1,897
Total liabilities	106,854	90,212
Stockholders’ equity:
Class A common stock	—	—
Class B common stock	1	1
Additional paid-in capital	292,151	231,534
Accumulated other comprehensive income (loss)	(106)	19
Retained earnings	65,341	48,542
Total stockholders’ equity	357,387	280,096
Total liabilities and stockholders’ equity	$464,241	$370,308

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2014	2013	2014	2013
	(Unaudited)
Revenues:
Subscription services	$56,572	$34,063	$105,093	$62,000
Professional services and other	19,092	15,518	37,292	30,369
Total revenues	75,664	49,581	142,385	92,369
Cost of revenues(2):
Cost of subscription services	13,346	7,948	25,386	14,898
Cost of professional services and other	14,790	11,195	28,700	21,954
Total cost of revenues	28,136	19,143	54,086	36,852
Gross profit	47,528	30,438	88,299	55,517
Operating expenses(2):
Research and development	9,787	6,357	18,779	11,884
Sales and marketing	13,810	9,610	26,624	17,272
General and administrative	7,146	4,633	13,554	8,350
Total operating expenses	30,743	20,600	58,957	37,506
Operating income	16,785	9,838	29,342	18,011
Other expense, net	(101)	(65)	(131)	(564)
Income before income taxes	16,684	9,773	29,211	17,447
Provision for income taxes	7,106	3,775	12,412	6,604
Net income	$9,578	$5,998	$16,799	$10,843
Net income attributable to Class A and Class B common stockholders, basic and diluted	$9,490	$1,275	$16,643	$2,222
Net income per share attributable to Class A and Class B common stockholders:
Basic	$0.07	$0.05	$0.13	$0.09
Diluted	$0.07	$0.03	$0.12	$0.06
Weighted-average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	127,314	24,418	125,632	23,440
Diluted	143,353	37,038	143,506	35,833
Other comprehensive income:
Net change in unrealized gains on available-for-sale investments	$(114)	$(5)	$(68)	$(2)
Net change in cumulative foreign currency translation gain	(23)	—	(57)	—
Comprehensive income	$9,441	$5,993	$16,674	$10,841

_________________________
(2) Includes stock-based compensation as follows:

Cost of revenues:
Cost of subscription services	$54	$6	$107	$9
Cost of professional services and other	580	135	1,162	228
Research and development	874	271	1,761	466
Sales and marketing	760	299	1,536	482
General and administrative	1,132	504	2,090	765
Total stock-based compensation	$3,400	$1,215	$6,656	$1,950

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2014	2013	2014	2013
	(Unaudited)
Cash flows from operating activities
Net income	$9,578	$5,998	$16,799	$10,843
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	991	511	1,921	778
Amortization of premiums on short-term investments	421	89	733	178
Stock-based compensation	3,400	1,215	6,656	1,950
Deferred income taxes	—	(173)	—	(173)
Bad debt expense	41	191	69	282
Changes in operating assets and liabilities:
Accounts receivable	(721)	453	(3,533)	(435)
Income taxes	(280)	(3,590)	(2,958)	(3,983)
Other current and long-term assets	511	(365)	(1,350)	(893)
Accounts payable	(1,210)	(401)	(298)	(2,103)
Accrued expenses and other current liabilities	(6,544)	(808)	(1,226)	4,139
Deferred revenue	10,431	3,897	17,923	9,353
Long-term liabilities	(10)	221	2	325
Net cash provided by operating activities	16,608	7,238	34,738	20,261
Cash flows from investing activities
Purchases of short-term investments	(94,776)	(1,414)	(229,892)	(2,771)
Maturities and sales of investments	40,763	1,900	44,630	2,600
Purchases of property and equipment	(24,983)	(884)	(25,282)	(1,101)
Acquisitions, net of cash acquired	—	(12,149)	—	(12,149)
Payments for capitalized internal-use software	—	(293)	(220)	(293)
Proceeds from (issuance of) note receivable–related party	—	—	—	253
Payments for restricted cash and deposits	4	215	1	3
Net cash used in investing activities	(78,992)	(12,625)	(210,763)	(13,458)
Cash flows from financing activities
Proceeds from early exercise of common stock options	—	24	—	67
Proceeds from exercise of common stock options	1,527	146	2,212	377
Proceeds from Employee Stock Purchase Plan	5,951	—	5,951	—
Net proceeds from (payments for) offerings	(499)	(529)	34,495	(529)
Excess tax benefits from employee stock plans	6,654	—	11,033	—
Net cash provided by (used in) financing activities	13,633	(359)	53,691	(85)
Effect of exchange rate changes on cash and cash equivalents	(21)	—	(57)	—
Net change in cash and cash equivalents	(48,772)	(5,746)	(122,391)	6,718
Cash and cash equivalents at beginning of period	188,888	44,354	262,507	31,890
Cash and cash equivalents at end of period	$140,116	$38,608	$140,116	$38,608

Non-GAAP Financial Measures

Veeva has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. This information includes non-GAAP net income, non-GAAP fully diluted net income per share, non-GAAP operating income, and non-GAAP operating margin. Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. Veeva believes they are useful to investors, as a supplement to GAAP measures, as a means to evaluate period-to-period comparisons, in evaluating Veeva's ongoing operating results and trends and in comparing its financial measures with other companies in Veeva's industry, many of which present similar non-GAAP financial measures to investors. These non-GAAP measures are adjusted for the impact of expenses associated with stock-based compensation, amortization of purchased intangibles, capitalization of expenses associated with development of internal-use software and the subsequent amortization of the capitalized expenses, and the tax effect of all of these non-GAAP adjustments.

As described above, Veeva may exclude the following items from its non-GAAP measures:

  Stock-based compensation expenses. Veeva excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses and management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
  Amortization of purchased intangibles. Veeva incurs amortization of acquisition-related purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of acquisitions. Management finds it useful to exclude these variable charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of purchased intangible assets will recur in future periods.
  Capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. Veeva capitalizes certain costs incurred for the development of computer software for internal use and then amortizes those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, Veeva believes that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.

  Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation, purchased intangibles and capitalized internal-use software for GAAP and non-GAAP measures.

There are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which items are adjusted to calculate our non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure and not to rely on any single financial measure to evaluate our business. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

Veeva is not able, at this time, to provide GAAP targets for operating income and operating margin and fully diluted net income per share for its fiscal third quarter ending October 31, 2014 or its fiscal year ending January 31, 2015 because of the difficulty of estimating certain items that are excluded from non-GAAP operating margin and non-GAAP fully diluted net income per share, such as charges related to stock-based compensation expense, capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses and amortization of acquisition related intangibles, the effect of which may be significant.

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income and non-GAAP net income per share for the periods shown below:

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2014	2013	2014	2013
	(Unaudited)
Cost of subscription services revenues on a GAAP basis	$13,346	$7,948	$25,386	$14,898
Stock-based compensation expense	(54)	(6)	(107)	(9)
Amortization of purchased intangibles	(369)	—	(739)	—
Amortization of internal-use software	(217)	—	(416)	—
Cost of subscription services revenues on a non-GAAP basis	$12,706	$7,942	$24,124	$14,889

Gross margin on subscription services revenues on a GAAP basis	76.4%	76.7%	75.8%	76.0%
Stock-based compensation expense	0.1	—	0.1	—
Amortization of purchased intangibles	0.6	—	0.7	—
Amortization of internal-use software	0.4	—	0.4	—
Gross margin on subscription services revenues on a non-GAAP basis	77.5%	76.7%	77.0%	76.0%

Cost of professional services and other revenues on a GAAP basis	$14,790	$11,195	$28,700	$21,954
Stock-based compensation expense	(580)	(135)	(1,162)	(228)
Amortization of purchased intangibles	—	(196)	—	(196)
Cost of professional services and other revenues on a non-GAAP basis	$14,210	$10,864	$27,538	$21,530

Gross margin on professional services and other revenues on a GAAP basis	22.5%	27.9%	23.0%	27.7%
Stock-based compensation expense	3.1	0.9	3.2	0.8
Amortization of purchased intangibles	—	1.2	—	0.6
Gross margin on professional services and other revenues on a non-GAAP basis	25.6%	30.0%	26.2%	29.1%

Gross profit on a GAAP basis	$47,528	$30,438	$88,299	$55,517
Stock-based compensation expense	634	141	1,269	237
Amortization of purchased intangibles	369	196	739	196
Amortization of internal-use software	217	—	416	—
Gross profit on a non-GAAP basis	$48,748	$30,775	$90,723	$55,950

Gross margin on total revenues on a GAAP basis	62.8%	61.4%	62.0%	60.1%
Stock-based compensation expense	0.8	0.3	0.9	0.3
Amortization of purchased intangibles	0.5	0.4	0.5	0.2
Amortization of internal-use software	0.3	—	0.3	—
Gross margin on total revenues on a non-GAAP basis	64.4%	62.1%	63.7%	60.6%

Research and development expense on a GAAP basis	$9,787	$6,357	$18,779	$11,884
Stock-based compensation expense	(874)	(271)	(1,761)	(466)
Capitalization of internal-use software	—	293	220	293
Amortization of internal-use software	—	(116)	—	(220)
Research and development expense on a non-GAAP basis	$8,913	$6,263	$17,238	$11,491

Sales and marketing expense on a GAAP basis	$13,810	$9,610	$26,624	$17,272
Stock-based compensation expense	(760)	(299)	(1,536)	(482)
Amortization of purchased intangibles	(43)	—	(86)	—
Sales and marketing expense on a non-GAAP basis	$13,007	$9,311	$25,002	$16,790

General and administrative expense on a GAAP basis	$7,146	$4,633	$13,554	$8,350
Stock-based compensation expense	(1,132)	(504)	(2,090)	(765)
General and administrative expense on a non-GAAP basis	$6,014	$4,129	$11,464	$7,585

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2014	2013	2014	2013
	(Unaudited)
Operating expense on a GAAP basis	$30,743	$20,600	$58,957	$37,506
Stock-based compensation expense	(2,766)	(1,074)	(5,387)	(1,713)
Amortization of purchased intangibles	(43)	—	(86)	—
Capitalization of internal-use software	—	293	220	293
Amortization of internal-use software	—	(116)	—	(220)
Operating expense on a non-GAAP basis	$27,934	$19,703	$53,704	$35,866

Operating income on a GAAP basis	$16,785	$9,838	$29,342	$18,011
Stock-based compensation expense	3,400	1,215	6,656	1,950
Amortization of purchased intangibles	412	196	825	196
Capitalization of internal-use software	—	(293)	(220)	(293)
Amortization of internal-use software	217	116	416	220
Operating income on a non-GAAP basis	$20,814	$11,072	$37,019	$20,084

Operating margin on a GAAP basis	22.2%	19.8%	20.6%	19.5%
Stock-based compensation expense	4.5	2.5	4.7	2.1
Amortization of purchased intangibles	0.5	0.4	0.6	0.2
Capitalization of internal-use software	—	(0.6)	(0.2)	(0.3)
Amortization of internal-use software	0.3	0.2	0.3	0.2
Operating margin on a non-GAAP basis	27.5%	22.3%	26.0%	21.7%

Net income on a GAAP basis	$9,578	$5,998	$16,799	$10,843
Stock-based compensation expense	3,400	1,215	6,656	1,950
Amortization of purchased intangibles	412	196	825	196
Capitalization of internal-use software	—	(293)	(220)	(293)
Amortization of internal-use software	217	116	416	220
Income tax effect on non-GAAP adjustments	(1,246)	62	(1,737)	(9)
Net income on a non-GAAP basis	$12,361	$7,294	$22,739	$12,907

Net income allocated to participating securities on a GAAP basis	$(88)	$(4,723)	$(156)	$(8,621)
Net income allocated to participating securities from non-GAAP adjustments(3)	(26)	4,541	(56)	8,273
Net income allocated to participating securities on a non-GAAP basis	(114)	(182)	(212)	(348)
Net income attributable to common stockholders on a non-GAAP basis	$12,247	$7,112	$22,527	$12,559

Diluted net income per share on a GAAP basis	$0.07	$0.03	$0.12	$0.06
Stock-based compensation expense	0.03	0.01	0.05	0.01
Amortization of purchased intangibles	0.00	0.00	0.00	0.00
Capitalization of internal-use software	—	(0.00)	(0.00)	(0.00)
Amortization of internal-use software	0.00	0.00	0.00	0.00
Income tax effect on non-GAAP adjustments	(0.01)	0.00	(0.01)	(0.00)
Impact of assumed conversion of preferred stock(3)	—	0.02	—	0.03
Diluted net income per share on a non-GAAP basis	0.09	0.06	0.16	0.10

(3) In computing the net income attributed to common stockholders for the three and six months ended July 31, 2013 for non-GAAP purposes, the net income allocated to participating securities was adjusted for the convertible preferred stock that was assumed to be converted to common shares. In computing the fully diluted shares for the three and six months ended July 31, 2013 for non-GAAP purposes, the 85,000,000 shares of convertible preferred stock that was issued and outstanding as of July 31, 2013 were assumed to be converted to common shares.

CONTACT:
Veeva Systems Inc.
Investor Relations Contact
Rick Lund, 925-271-9816
ir@veeva.com
Media Contact
Jeff Seedman, 310-330-6994
pr@veeva.com